            ARKANSAS POWER & LIGHT COMPANY
               PRO FORMA BALANCE SHEET
                  September 30, 1995
                     (Unaudited)

                                                                           Adjustments to Reflect
                                                                           Transactions Proposed
                                                        -------------------------------------------------------
                                                             Before            In Present           After
                        ASSETS                             Transaction          Filing           Transaction
                                                        -----------------  -----------------  -----------------
                                                                            (In thousands)

Utility Plant:
  Electric                                                    $4,421,730                            $4,421,730
  Property under capital leases                                   52,802                                52,802
  Construction work in progress                                  106,354                               106,354
  Nuclear fuel under capital lease                               107,117                               107,117
                                                        -----------------  -----------------  -----------------
           Total                                               4,688,003                             4,688,003

  Less - accumulated depreciation and amortization             1,823,395                             1,823,395
                                                        -----------------  -----------------  -----------------
           Utility plant - net                                 2,864,608                             2,864,608
                                                        -----------------  -----------------  -----------------
Other Property and Investments:
  Investment in subsidiary companies - at equity                  11,215                                11,215
  Decommissioning trust fund                                     157,741                               157,741
  Other - at cost (less accumulated depreciation)                  7,578                                 7,578
                                                        -----------------  -----------------  -----------------
           Total                                                 176,534                               176,534
                                                        -----------------  -----------------  -----------------
Current Assets:
  Cash and cash equivalents:
    Cash                                                          10,724            ($3,069)             7,655
    Temporary cash investments - at cost,
      which approximates market:
        Associated companies                                      11,051                                11,051
        Other                                                     62,018                                62,018
                                                        -----------------  -----------------  -----------------
           Total cash and cash equivalents                        83,793             (3,069)            80,724
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $2.0 million in 1995)                                    106,652                               106,652
    Associated companies                                          36,785                                36,785
    Other                                                          7,605                                 7,605
    Accrued unbilled revenues                                    108,785                               108,785
  Fuel inventory - at average cost                                67,085                                67,085
  Materials and supplies - at average cost                        76,527                                76,527
  Rate deferrals                                                 127,133                               127,133
  Deferred excess capacity                                         9,978                                 9,978
  Prepayments and other                                           15,949                                15,949
                                                        -----------------  -----------------  -----------------
           Total                                                 640,292             (3,069)           637,223
                                                        -----------------  -----------------  -----------------
Deferred Debits and Other Assets:
  Regulatory Assets:
    Rate deferrals                                               261,652                               261,652
    Deferred excess capacity                                      10,097                                10,097
    SFAS 109 regulatory asset - net                              222,501                               222,501
    Unamortized loss on reacquired debt                           54,846                                54,846
    Other regulatory assets                                       45,106                                45,106
  Other                                                           33,963              8,060             42,023
                                                        -----------------  -----------------  -----------------
           Total                                                 628,165              8,060            636,225
                                                        -----------------  -----------------  -----------------
           TOTAL                                              $4,309,599             $4,991         $4,314,590
                                                        =================  =================  =================
See Notes to Financial Statements.

            ARKANSAS POWER & LIGHT COMPANY
               PRO FORMA BALANCE SHEET
                  September 30, 1995
                     (Unaudited)

                                                                          Adjustments to Reflect
                                                                           Transactions Proposed
                                                        -------------------------------------------------------
                                                             Before            In Present           After
            CAPITALIZATION AND LIABILITIES                Transactions           Filing         Transactions
                                                        -----------------  -----------------  -----------------
                                                                              (In thousands)
Capitalization:
Common stock, $0.01 par value, authorized
    325,000,000 shares; issued and outstanding
    46,980,196 shares in 1995                                       $470                                  $470
  Paid-in capital                                                590,844           ($64,775)           526,069
  Retained earnings                                              528,450              1,398            529,848
                                                        -----------------  -----------------  -----------------
           Total common shareholder's equity                   1,119,764            (63,377)         1,056,387
  Preferred stock:
    Without sinking fund                                         176,350           (131,632)            44,718
    With sinking fund                                             51,527                                51,527
  Minority Interest in Preferred Securities of Subsidiar                            200,000            200,000
  Long-term debt                                               1,281,030                             1,281,030
                                                        -----------------  -----------------  -----------------
           Total                                               2,628,671              4,991          2,633,662
                                                        -----------------  -----------------  -----------------
Other Noncurrent Liabilities:
  Obligations under capital leases                               102,937                               102,937
  Other                                                           72,658                                72,658
                                                        -----------------  -----------------  -----------------
           Total                                                 175,595                               175,595
                                                        -----------------  -----------------  -----------------
Current Liabilities:
  Currently maturing long-term debt                               27,425                                27,425
  Notes payable                                                      667                                   667
  Accounts payable:
    Associated companies                                          43,993                                43,993
    Other                                                         97,306                                97,306
  Customer deposits                                               18,237                                18,237
  Taxes accrued                                                   96,386                                96,386
  Accumulated deferred income taxes                               34,249                                34,249
  Interest accrued                                                31,317                                31,317
  Dividends declared                                               4,512                                 4,512
  Co-owner advances                                               37,944                                37,944
  Deferred fuel cost                                              14,732                                14,732
  Nuclear refueling reserve                                       34,416                                34,416
  Obligations under capital leases                                56,971                                56,971
  Other                                                           28,439                                28,439
                                                        -----------------  -----------------  -----------------
           Total                                                 526,594                               526,594
                                                        -----------------  -----------------  -----------------
Deferred Credits:
  Accumulated deferred income taxes                              812,727                               812,727
  Accumulated deferred investment tax credits                    114,253                               114,253
  Other                                                           51,759                                51,759
                                                        -----------------  -----------------  -----------------
           Total                                                 978,739                               978,739
                                                        -----------------  -----------------  -----------------
Commitments and Contingencies

           TOTAL                                              $4,309,599             $4,991         $4,314,590
                                                        =================  =================  =================
See Notes to Financial Statements.

            ARKANSAS POWER & LIGHT COMPANY
            PRO FORMA STATEMENT OF INCOME
    For the Twelve Months Ended September 30, 1995
                     (Unaudited)

                                                                           Adjustments to Reflect
                                                                           Transactions Proposed
                                                        -------------------------------------------------------
                                                             Before            In Present           After
                                                          Transactions           Filing         Transactions
                                                        -----------------  -----------------  -----------------
                                                                           (In thousands)
Operating Revenues                                            $1,616,188                            $1,616,188
                                                        -----------------  -----------------  -----------------
Operating Expenses:
  Operation and maintenance:
   Fuel and fuel-related expenses                                239,442                               239,442
   Purchased power                                               330,170                               330,170
   Nuclear refueling outage expenses                              30,368                                30,368
   Other operation and maintenance                               373,685                               373,685
  Depreciation and decommissioning                               160,506                               160,506
  Taxes other than income taxes                                   36,667                                36,667
  Income taxes                                                    23,983            ($6,300)            17,683
  Amortization of rate deferrals                                 172,680                               172,680
                                                        -----------------  -----------------  -----------------
        Total                                                  1,367,501             (6,300)         1,361,201
                                                        -----------------  -----------------  -----------------
Operating Income                                                 248,687              6,300            254,987
                                                        -----------------  -----------------  -----------------
Other Income (Deductions):
  Allowance for equity funds used
   during construction                                             3,433                                 3,433
  Miscellaneous - net                                             49,091                                49,091
  Income taxes                                                   (19,627)                              (19,627)
                                                        -----------------  -----------------  -----------------
        Total                                                     32,897                                32,897
                                                        -----------------  -----------------  -----------------
Interest Charges:
  Interest on long-term debt                                     110,269                               110,269
  Other interest - net                                             2,727                                 2,727
  Allowance for borrowed funds used
   during construction                                            (2,762)                               (2,762)
  Dividends on preferred securities of subsidiary                                    16,060             16,060
                                                        -----------------  -----------------  -----------------
        Total                                                    110,234             16,060            126,294
                                                        -----------------  -----------------  -----------------
Net Income                                                       171,350             (9,760)           161,590
                                                        -----------------  -----------------  -----------------
Preferred Stock Dividend Requirements
 and Other                                                        18,362            (11,158)             7,204
                                                        -----------------  -----------------  -----------------
Earnings Applicable to Common Stock                             $152,988             $1,398           $154,386
                                                        =================  =================  =================
See Notes to Financial Statements.


            ARKANSAS POWER & LIGHT COMPANY
       PRO FORMA STATEMENT OF RETAINED EARNINGS
    For the Twelve Months Ended September 30, 1995
                     (Unaudited)
                                                                           Adjustments to Reflect
                                                                           Transactions Proposed
                                                        -------------------------------------------------------
                                                             Before            In Present           After
                                                          Transactions           Filing         Transactions
                                                        -----------------  -----------------  -----------------
                                                                            (In thousands)
Retained Earnings, October 1                                    $464,062                              $464,062
  Add:
    Net income                                                   171,350            ($9,760)           161,590
                                                        -----------------  -----------------  -----------------
        Total                                                    635,412             (9,760)           625,652
  Deduct:                                               -----------------  -----------------  -----------------
    Dividends declared:
      Preferred stock                                             18,362            (16,619)             1,743
      Common stock                                                88,600                                88,600
      Reductions due to retirement of capital stock                                   5,461              5,461
                                                        -----------------  -----------------  -----------------
        Total                                                    106,962            (11,158)            95,804
                                                        -----------------  -----------------  -----------------
Retained Earnings, September 30                                 $528,450             $1,398           $529,848
                                                        =================  =================  =================

See Notes to Financial Statements.

            Arkansas Power & Light Company
Adjustments to Reflect Transactions Proposed in Present Filing
                At September 30, 1995


                     Entry No. 1
Cash                                                         191,940,000
Unamortized expense on issuance of MIPS                        8,060,000
Minority Interest in Preferred Securities of Subsidiary                         200,000,000

   To record issuance of MIPS and related issuance costs from time to time through December 31, 2000 by the Issuing Entity.


                     Entry No. 2

Dividends on Preferred Securities on Subsidiary               16,060,000
Cash                                                                             16,060,000

   To record annual dividends paid on MIPS by the Issuing Entity (averaging approximately 8%).


                     Entry No. 3

Preferred Stock                                              131,632,000
Additional Paid-In Capital                                    64,368,000
Additional Paid-In Capital                                       407,000
Preferred Stock Dividend Requirements and Other                5,461,000
Cash                                                                            201,868,000

   Proceeds from MIPS to be used for general corporate purposes as defined in Section B (25). For demonstration purposes, proceeds used to redeem various issues of preferred stock.


                     Entry No. 4

Cash                                                          16,619,000
Preferred Stock Dividend Requirements and Other                                  16,619,000

   To record decrease in dividend payments related to redemption of preferred stock.


                     Entry No. 5

Cash                                                           6,300,000
Income Taxes                                                                      6,300,000

   To reflect decrease in provision for federal and state income taxes attributable to issuance of MIPS by the Issuing Entity.